Exhibit 99.1

NEWS RELEASE

Cardtronics to Acquire Welch ATM

Quick Facts

•	Acquisition will add 26,000 U.S. ATMs, growing Cardtronics’ global portfolio to 109,600 ATMs

•	Combination of Cardtronics and Welch ATM brings together complementary customer bases and sales capabilities

•	Merger to combine leading providers of ATM services to Walgreens and adds Rite Aid as a significant retail partner

•	Welch ATM CEO Jeff Hewitt to join Cardtronics leadership team

HOUSTON, July 21, 2014 – Cardtronics, Inc. (NASDAQ: CATM) today announced a definitive agreement under which it will acquire Welch ATM for $160 million. Upon completion of the transaction, the combined company will support a global portfolio of 109,600 ATMs, including 92,500 conveniently located retail ATMs in the United States.

The combination of Cardtronics and Welch ATM will bring together two top-performing retail ATM services providers, with complementary customer bases and sales capabilities. Cardtronics has demonstrated success placing ATMs with national chain retailers and forming ATM branding relationships with national and international financial institutions. Welch ATM has established its core strength around delivering ATM services to mid-market retailers and ATM branding to mid-tier banks and credit unions. The combined business will be positioned to accelerate revenue growth, achieve cost synergies, create additional value for its retailer and financial institution customers, and drive shareholder value.

A combined Cardtronics and Welch ATM organization will also bring together the leading providers of ATM services to Walgreens. The collective Walgreens portfolio totals 5,100 ATMs and a presence in a significant portion of the retailer’s nationwide footprint. Additionally, Welch ATM will add 3,100 company-owned, Rite Aid-located ATMs to Cardtronics’ roster of premiere retailer locations.

Cardtronics Chief Executive Officer Steve Rathgaber said:

“We believe this acquisition creates great value for all of our stakeholders. As a combined company, we can offer an expanded product set for customers and consumers, plus improved operational efficiencies. For our shareholders, by combining Cardtronics and Welch ATM, we will broaden our client mix and further our customer diversification. In doing so, we expect to drive higher earnings per share within the next 12 months.”

Welch ATM Chief Executive Officer Jeff Hewitt said:

“The combination of Cardtronics and Welch ATM will create a larger, more diverse customer base, as well as offer a comprehensive range of ATM services across every market segment in the United States. And that means compelling new opportunities to expand our product sets, including ATM branding and retailer traffic-driving solutions, to deliver more value to our customers.”

Added Rathgaber:

“For clients, adding Welch ATM to Cardtronics will bring together two well-regarded ATM services providers with significant operational expertise, scale and financial resources.”

Established in 2005, Welch ATM is a nationwide retail ATM and financial technology services provider, with more than 26,000 ATMs under its management. The company is also a well-regarded ATM branding partner, having contractual relationships with more than 500 financial institutions and retailers. Divisions of Welch ATM include Kahuna ATM Solutions, which is a provider of ATM solutions for independent sales organizations.

3250 Briarpark Drive, Suite 400, Houston, TX 77042 phone 832-308-4000 fax 832-308-4001 www.Cardtronics.com

Cardtronics Leadership Team

Following the completion of the transaction, Welch ATM founder and CEO Hewitt will join the leadership team at Cardtronics as executive vice president, Financial Institution and Retail Sales and Relationship Management. In this capacity, Hewitt will be responsible for all U.S. sales and customer relationship outreach and initiatives.

Transaction Details

Cardtronics USA, Inc., a wholly owned subsidiary of Cardtronics, has entered into a definitive agreement under which it will acquire the Welch ATM business for cash purchase consideration (paid at closing) of approximately $160 million. The transaction is subject to regulatory approvals established by the Hart-Scott-Rodino Act, as well as the satisfaction of customary closing conditions. The companies anticipate closing later in the third quarter.

2014 Guidance

Cardtronics will update its fiscal 2014 guidance to include the acquisition of Welch ATM following the completion of the transaction.

Conference Call

Cardtronics will host a conference call tomorrow, July 22, at 8:30 a.m. EDT to discuss this transaction. To access the call, please call the conference call operator at:

Conference line: (877) 303-9205

Alternate dial-in: (760) 536-5226

Please call in 15 minutes prior to the scheduled start time and request to be connected to the “Cardtronics Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of Cardtronics’ website at www.cardtronics.com.

A digital replay of the conference call will be available through August 5, 2014 and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 77062331 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through August 22, 2014.

About Welch ATM

Welch ATM is an independent ATM and financial technology services company founded in 2005. The Welch ATM management team together boasts more than a century of industry experience. Welch has utilized these industry knowledge and skills to develop relationships with over 500 financial institutions and major retailers. Welch ATM is a top branding partner in the industry, focusing on customer satisfaction and working individually with each client to create strategies that best fit their goals and needs. Welch is a privately held company with over 26,000 ATMs under management nationwide. Find Welch ATM online at http://www.welchatm.com, https://www.linkedin.com/company/welch-atm or https://twitter.com/WelchATM.

About Cardtronics (NASDAQ:CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates more than 83,600 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America’s most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

3250 Briarpark Drive, Suite 400, Houston, TX 77042 phone 832-308-4000 fax 832-308-4001 www.Cardtronics.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this document and the exhibits furnished herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it currently anticipates. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (1) the Company’s financial outlook and the financial outlook of the ATM industry; (2) the Company’s ability to respond to recent and future network and regulatory changes, including requirements surrounding Europay, MasterCard and Visa (“EMV”) security standards; (3) the Company’s ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks; (4) the Company’s ability to renew and strengthen its existing customer relationships and add new customers; (5) the Company’s ability to pursue and successfully integrate acquisitions; (6) the Company’s ability to provide new ATM solutions to retailers and financial institutions; (7) the Company’s ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future; (8) the Company’s ability to successfully manage its existing international operations and to continue to expand internationally; (9) the Company’s ability to prevent security breaches; (10) the Company’s ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations; (11) the Company’s ability to manage concentration risks with key customers, vendors, and service providers; (12) changes in interest rates and foreign currency rates; (13) the Company’s ability to successfully implement its corporate strategy; (14) the Company’s ability to compete successfully with new and existing competitors; (15) the Company’s ability to meet the service levels required by its service level agreements with its customers; (16) the additional risks the Company is exposed to in its U.K. armored transport business; and (17) the Company’s ability to retain its key employees. Other factors that could cause the Company’s actual results to differ from its projected results are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, its reports and registration statements filed from time to time with the Securities and Exchange Commission and other announcements it makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contact Information:

Cardtronics — Media Nick Pappathopoulos Director – Public Relations 832-308-4396 npappathopoulos@cardtronics.com	Cardtronics — Investors Chris Brewster Chief Financial Officer 832-308-4128 cbrewster@cardtronics.com

Cardtronics is a registered trademark of Cardtronics, Inc.

All other trademarks are the property of their respective owners.

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3250 Briarpark Drive, Suite 400, Houston, TX 77042 phone 832-308-4000 fax 832-308-4001 www.Cardtronics.com